Exhibit 99.1

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Transforma Acquisition Group Inc.

New York, New York

We have audited the accompanying balance sheet of Transforma Acquisition Group Inc. (a corporation in the development stage) as of December 26, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (July 19, 2006) to December 26, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transforma Acquisition Group Inc. as of December 26, 2006, and its results of operations and its cash flows for the period from inception (July 19, 2006) to December 26, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
December 26, 2006

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

BALANCE SHEET

DECEMBER 26, 2006

ASSETS

Current Assets:
Cash	$665,016
Cash held in Trust (Note 1)	98,500,000
Prepaid expenses	9,600

Total assets	$99,174,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Deferred underwriting fee (Note 6)	$3,720,000
Accrued registration costs	125,000
Accrued expenses	35,781

Total current liabilities	3,880,781

Common stock subject to possible conversion (4,999,999 shares at conversion value) (Note 1)	39,399,992

Commitments (Note 6)

Stockholders’ Equity (Notes 2, 7 and 8):
Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued	—
Common stock, par value $.0001 per share, 100,000,000 shares authorized, 11,093,748 shares issued and outstanding (excluding 4,999,999 shares subject to possible conversion)	1,109
Additional paid-in capital	55,943,889
Deficit accumulated in the development stage	(51,155)

Total stockholders’ equity	55,893,843

Total liabilities and stockholders’ equity	$99,174,616

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

FROM INCEPTION (JULY 19, 2006) TO DECEMBER 26, 2006

General and administrative expenses (Notes 5 and 6)	51,155

Loss before provision for income taxes	(51,155)
Provision for income taxes (Note 5)	—

Net loss for the period	$(51,155)

Weighted average number of shares outstanding, basic and diluted	2,778,530

Net loss per share, basic and diluted	$(0.02)

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM INCEPTION (JULY 19, 2006) TO DECEMBER 26, 2006

	Common Stock		Additional Paid -In Capital	Treasury Stock	Deficit accumulated in the development stage	Total
	Shares	Amount
Balance, July 19, 2006 (inception)	—	$—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholders	3,593,747	359	24,641	—	—	25,000
Proceeds from sale of underwriter’s purchase option	—	—	100	—	—	100
Proceeds from issuance of warrants	—	—	3,000,000	—	—	3,000,000
Sale of 12,500,000 units through public offering net of underwriter’s discount and offering expenses and net of $39,399,992 of proceeds allocable to 4,999,999 shares of common stock subject to possible conversion	7,500,001	750	52,919,148	—		52,919,898
Net loss for the period	—	—	—	—	(51,155)	(51,155)

Balance, December 26, 2006	11,093,748	$1,109	$55,943,889	$—	$(51,155)	$55,893,843

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

FROM INCEPTION (JULY 19, 2006) TO DECEMBER 26, 2006

OPERATING ACTIVITIES
Net loss for the period	$(51,155)

Changes in operating assets and liabilities:
Prepaid expenses	(9,600)
Accrued expenses	35,781

Net cash used in operating activities	(24,974)

INVESTING ACTIVITIES
Cash contributed to Trust Fund	(98,500,000)

Net cash used in investing activities	(98,500,000)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from notes payable to initial stockholders	200,000
Payment of notes payable to initial stockholders	(200,000)
Proceeds from issuance of insider warrants	3,000,000
Proceeds from purchase of underwriter’s purchase option	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	39,399,992
Net proceeds from sale of units through public offering allocable to:
Stockholders’ equity	53,044,898
Deferred underwriting fees	3,720,000

Net cash provided by financing activities	99,189,990

Net increase in cash	665,016

Cash

Beginning of period	—

End of period	$665,016

Supplemental disclosure of non-cash activity:
Accrued registration costs	$125,000

Fair value of underwriter’s purchase option included in offering costs	$1,218,750

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DISCUSSION OF THE COMPANY’S ACTIVITIES

Organization and activities—Transforma Acquisition Group Inc. (the “Company”) was incorporated in Delaware on July 19, 2006 for the purpose of acquiring one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries (a “Target Business”) through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination (a “Business Combination”). All activity from inception (July 19, 2006) through December 26, 2006 was related to the Company’s formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on December 19, 2006. The Company consummated the Offering on December 26, 2006 for net proceeds of approximately $96 million. The Company’s management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination. The initial Target Business must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount (Note 6)) at the time of such acquisition. However, there is no assurance that the Company will be able to successfully effect a Business Combination.

Management has agreed that $98.5 million or $7.88 per Unit sold in this Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which $0.2976 per Unit will be paid to the underwriter upon the consummation of a Business Combination. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Fifty percent of after tax interest up to an aggregate amount of $2,000,000 in interest earned on the monies held in the trust account may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 6).

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination, divided by the number of shares sold in the Offering, or approximately $7.88 per share based on the value of the Trust Fund as of December 26, 2006. As a result of the Conversion Right, $39,399,992 has been classified in Common Stock, subject to possible conversion on the accompanying balance sheet as of December 26, 2006.The Company’s stockholders prior to the Offering (“Initial Stockholders”), have agreed to vote their 3,593,747 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s Public Stockholders vote for the approval of the Business Combination and holders owning 40% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the Offering (June 26, 2008), the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the Offering, the Company will abandon their plan of dissolution and distribution and seek the consummation of that Business Combination. If a proxy statement seeking the approval of the Company’s stockholders for that Business Combination has not been filed prior to 24 months from the date of the Offering (December 26, 2008), the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines (the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may contemporaneously with or prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding less than 40% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares (but not shares acquired in the Offering or in the secondary market) held by Initial Stockholders.

NOTE 2—OFFERING

In its initial public offering, effective December 19, 2006 (closed on December 26, 2006), the Company sold to the public 12,500,000 Units (the “Units” or a “Unit”) at a price of $8.00 per Unit. Proceeds from the initial public offering totaled approximately $96 million, which was net of approximately $3.9 million in underwriting fees and other expenses paid at closing. Each Unit consists of one share of the Company’s common stock and one warrant (a “Warrant”).

The Company also sold to one of the underwriters, CRT Capital Group LLC, a purchase option to purchase up to a total of 375,000 additional Units (Note 8).

The Company has granted to the underwriters a 45-day option to purchase up to 1,875,000 Units solely to cover over-allotments, if any.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased. The Company did not hold any cash equivalents as of December 26, 2006.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share—Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and UPO is antidilutive, they have been excluded from the Company’s computation of diluted net income per share. Therefore, basic and diluted loss per share were the same for the period from inception (July 19, 2006) to December 26, 2006.

Fair Value of Financial Instruments—The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at December 26, 2006.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments. The Company does not have any derivatives as of December 26, 2006.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements—The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 4—NOTES PAYABLE TO STOCKHOLDERS

The Company issued an aggregate of $200,000 unsecured promissory notes to its founders in August 2006 (the “Notes”). The Notes were non-interest bearing and were payable on the earlier of the consummation of the Offering or September 1, 2007. In conjunction with the close of the Offering on December 26, 2006, the Company repaid the Notes.

NOTE 5—INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$17,393
Other deferred tax assets	—
Less valuation allowance	(17,393)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated during the carry-forward period to realize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2026.

Included in general and administrative expenses for the period from inception (July 19, 2006) to December 26, 2006 are $34,087 of expenses related to Delaware franchise tax.

NOTE 6—COMMITMENTS

Administrative Fees

The Company is permitted to utilize fifty-percent of after tax interest up to an aggregate amount of $2,000,000 of the interest earned upon monies in the trust (of which (i) an aggregate amount of up to $1,250,000 may be released to the Company upon its demand within 12 months after the completion of this Offering, and (ii) an aggregate amount of up to $750,000 plus any remaining portion of the $1,250,000 not previously released to the Company during the initial 12-month period may be released to the Company upon its demand during the period that is between 12 months and 24 months after the completion of this Offering) in addition to approximately $627,000 which was transferred to the Company upon consummation of this Offering for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Company has agreed to pay an affiliate of two directors $7,500 per month commencing on effectiveness of the Offering for office, secretarial and administrative services. Included in general and administrative expenses for the period from inception (July 19, 2006) to December 26, 2006 are $1,694 of expenses related to secretarial and administrative services.

Underwriting Agreement

In connection with the Offering, the Company has entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Offering.

Pursuant to the Underwriting Agreement, the Company was obligated to the underwriters for certain fees and expenses related to the Offering, including underwriting discounts of $7,000,000. The Company paid $3,280,000, of the underwriting discount upon closing of the Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $3,720,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included on the accompanying balance sheet at December 26, 2006.

NOTE 7—CAPITAL STOCK

During September 2006, the Company amended and restated its Certificate of Incorporation to authorize the issuance of an additional 90,000,000 shares of common stock for an aggregate authorization of 100,000,000 shares of common stock.

On December 14, 2006, the Company effected a 2 for 3 reverse stock split of its outstanding shares of common stock.

Preferred Stock

The Company is authorized to issue 5,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

In August 2006, the Company’s Initial Stockholders purchased 3,593,747 post reverse stock split shares of the Company’s common stock for an aggregate $25,000.

The Initial Stockholders have agreed to forfeit up to 468,750 shares of common stock and the Company will concurrently immediately cancel up to 468,750 shares of common stock in the event that the underwriters do not exercise all or a portion of its over-allotment option. The Company has agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 1,875,000 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with the Company’s agreement with the underwriters, the Company will exercise this right to cancel shares only in an amount sufficient to cause the Initial Stockholders to maintain control over 20% of the Company’s outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Pursuant to letter agreements with the Company and the underwriters in the Offering and the private placement offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares (but not shares purchased in the Offering or in the secondary market) in the event of the Company’s liquidation.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 8—WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Public Warrants

Each warrant sold in the Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $5.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) December 19, 2007, and ending on December 19, 2010. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

Private Warrants

On December 26, 2006, in conjunction with the Offering the Company sold to certain of the Initial Stockholders 3,000,000 warrants (“Private Warrants”), for an aggregate purchase price of $3,000,000. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Warrants are identical to the Public Warrants in the Offering except that they may be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled entities, and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Warrants, which will expire worthless.

As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Purchase Option

Upon closing of the Offering, the Company sold and issued an option (“PO”) for $100 to CRT Capital Group LLC to purchase up to 375,000 Units at an exercise price of $10.00 per Unit. The Units underlying the PO will be exercisable in whole or in part, solely at CRT Capital Group LLC’s discretion, commencing on the consummation of a Business Combination and expiring on the four-year anniversary of the Offering. The Company accounted for the fair value of the PO, as an expense of the public offering resulting in a charge directly to stockholders’ equity with an equivalent increase in additional paid-in capital.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The fair value of the 375,000 Units underlying the PO was approximately $1.2 million ($3.25 per Unit) at the date of sale and issuance, which was determined using a Black-Scholes option-pricing model. The fair value of the PO has been calculated using the following assumptions: (1) expected volatility of 55.172%, (2) risk-free interest rate of 4.77% and (3) contractual life of 4 years. The expected daily volatility of approximately 55% was estimated by management based on an evaluation of the historical daily volatilities of similar public entities which had completed a transaction with an operating company. The PO may only be exercised for cash. Each of the Units included in the PO are identical to the Units to be sold in the Offering, except that (i) the exercise price of the Units will be $10.00 per Unit, (ii) CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the Units issuable upon exercise of the PO, and (iii) the exercise price of the warrants issued in respect of the Units issuable upon exercise of the PO will not be subject to reduction in the event that we determine to reduce the exercise price of our other warrants.

Registration Rights—Warrants and PO

In accordance with the Warrant Agreement related to the Public Warrants and the Registration Rights Agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the “Warrants”), the Company will only be required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

The Company is only required to use its best efforts to register the Units underlying the PO and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company has no obligation to net cash settle the exercise of the PO or the Units underlying the PO. The holder of the PO is not entitled to exercise the PO or the Units underlying the PO unless a registration statement covering the securities underlying the PO is effective or an exemption from registration is available. If the holder is unable to exercise the PO or underlying Units, the PO or warrants, as applicable, will expire worthless.